SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2004

Liberty Mint, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

                                                          000-27409                                                                           84-1409219
                                   (Commission File Number)                                    (IRS Employer Identification No.)

                                                                             378 North Main, Suite 124 Layton, Utah 84061
                                                                             (Address of Principal Executive Offices) (Zip Code)

(801) 497-9075
(Registrant's Telephone Number)
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant's Certifying Accountant

On February 17, 2004, our independent auditors, Chisholm & Associates, Certified Public Accountants, merged its operations into Chisholm, Bierwolf & Nilson, LLC, ("CBN") and was therefore effectively resigning as our auditors. Chisholm & Associates had audited our financials statements for the two fiscal years ended December 31, 2003 and its reports for each of the two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Chisholm Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of the merger that resulted in the effective resignation of Bierwolf, Nilson & Associates as our auditors. Our board of directors has confirmed that we will continue our engagement with CBN and has approved the change in auditors resulting from the merger of Chisholm & Associates into CBN.

During the two most recent fiscal years ended December 31, 2003, and through March 12, 2004, we did not consult with Chisholm, Bierwolf & Nilson, LLC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm, Bierwolf & Nilson, LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

item 7. Financial Statements and Exhibits.

Exhibits

16.1 Letter from Chisholm & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Mint, Ltd.

Date: February 18, 2004 By:/s/

CHISHOLM & ASSOCIATES
Certified Public Accountants
A Professional	P.O. Box 540216	Office (801) 292-8756
Corporation	North Salt Lake, Utah 84054-0216	Fax (801) 292-8809

March 12, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Liberty Mint, Ltd.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Liberty Mint, Ltd., 8-K and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

/s/Chisholm & Associates
Chisholm & Associates
North Salt Lake, Utah